EXHIBIT 99.1

Air Methods Provides Update on Preliminary February Volumes

DENVER, March 10, 2017 (GLOBE NEWSWIRE) -- Air Methods Corporation (Nasdaq:AIRM), the global leader in air medical transportation, today reported preliminary patient transport and tourism passenger data for the month of February 2017.

Air Medical	Feb-17	Feb-16	YOY Change (%)	QTD 1Q17	QTD 1Q16	YOY Change (%)
Transports	5,245	5,706	(8.1%)	10,164	10,925	(7.0%)
Transports + Weather Cancellations	7,311	7,647	(4.4%)	15,658	15,211	2.9%
Same-Base Transports (SBTs)	4,882	5,363	(9.0%)	9,119	10,142	(10.1%)
SBT + Weather Cancellations	6,807	7,199	(5.4%)	14,137	14,241	(0.7%)
Tourism	Feb-17	Feb-16	YOY Change (%)	QTD 1Q17	QTD 1Q16	YOY Change (%)
Passengers	33,098	32,550	1.7%	67,304	62,141	8.3%

Aaron Todd, CEO of Air Methods, stated, “The year-over-year change in patient transports was affected by difficult comparisons from the prior year and modestly worse weather. Additionally, the comparisons for both the air medical and tourism divisions were impacted negatively by the Leap Year in 2016.”

About Air Methods Corporation
Air Methods Corporation (www.airmethods.com) is the global leader in air medical transportation. The Air Medical Services Division is the largest provider of air medical transport services in the United States. The United Rotorcraft Division specializes in the design and manufacture of aeromedical and aerospace technology. The Tourism Division is comprised of Sundance Helicopters, Inc. and Blue Hawaiian Helicopters, which provide helicopter tours and charter flights in the Las Vegas/Grand Canyon region and Hawaii, respectively. Air Methods’ fleet of owned, leased or maintained aircraft features approximately 500 helicopters and fixed wing aircraft.

Forward Looking Statements: Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this press release that are “forward-looking statements”, including statements we make with regard to preliminary results of (i) total transports, (ii) same-base transports,  (iii) weather cancellations, and (iv) tourism passengers for February 2017 and the first quarter-to-date (QTD) of 2017 are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including but not limited to the Company’s completion of its first quarter closing and review procedures and other matters set forth in the Company's filings with the SEC. The Company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
Air Methods intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) with respect to its 2017 Annual Meeting (the “2017 Proxy Statement”). AIR METHODS STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE 2017 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Air Methods, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Air Methods stockholders in connection with the matters to be considered at Air Methods’ 2017 Annual Meeting. Information about Air Methods’ directors and executive officers is available in Air Methods’ proxy statement, dated April 29, 2016, for its 2016 Annual Meeting. To the extent holdings of Air Methods’ securities by such directors or executive officers have changed since the amounts printed in the 2016 proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2017 Proxy Statement and other materials to be filed with the SEC in connection with Air Methods’ 2017 Annual Meeting. Stockholders will be able to obtain the 2017 Proxy Statement, any amendments or supplements thereto and other documents filed by Air Methods with the SEC free of charge at the SEC’s website at www.sec.gov. Copies also will be available free of charge at Air Methods’ website (www.airmethods.com) or by writing to Air Methods’ Corporate Secretary at Air Methods, 7211 South Peoria Street, Englewood, Colorado 80112, or by calling Air Methods’ Corporate Secretary at (303) 792-7400.

CONTACTS: Peter P. Csapo, Chief Financial Officer, (peter.csapo@airmethods.com). Please contact Christina Brodsly Ward at (Christina.brodsly@airmethods.com) to be included on the Company’s e-mail distribution list.